Deloitte & Touche LLP
Suite 3600
Telephone. (303)292-5400
555 Seventeenth Street
Facsimile. (303) 312-4000
Denver, Colorado 80202-3942

July 25, 1997

Oppenheimer Disciplined Value Fund
10200 East Girard, Bldg. D
Denver, Colorado 80231

Dear Sirs:

We have reviewed the Agreement and Plan of Reorganization between Oppenheimer Value Stock Fund (Value) and Oppenheimer Disciplined Value Fund (Disciplined) which is attached as Exhibit B of Oppenheimer Disciplined Value Fund's Registration Statement under the Securities Act of 1933 on Form N-14 filed with the Securities and Exchange Commission on March 14, 1997 (the Agreement), concerning the acquisition by Disciplined of substantially all of the assets of Value solely for voting shares of beneficial interest in Disciplined, followed by the distribution of such shares in exchange for all of the outstanding shares of Value.

Section 368(a)(1)(C), IRC provides that, when determining whether the exchange is solely for stock, the assumption by Disciplined of a liability of Value shall be disregarded.

The management of Value has represented to us that there is no plan or intention by any shareholder of Value who owns 5% or more of the outstanding shares of Value and, to the best of their knowledge, there is no plan or intention on the part of the remaining shareholders of Value to redeem, sell, exchange or otherwise dispose of a number of Disciplined shares received in the transaction that would reduce the shareholders' ownership of Disciplined shares to a number of shares having a value, as of the Exchange Date, of less than 50 percent of the value of all of the formerly outstanding shares of Value as of the same date.

Management of each fund has further represented to us that, as of the date of the exchange, both Disciplined and Value will qualify as regulated investment companies or will meet the diversification test of Section 368(a)(2)(F)(ii), IRC.

In our opinion, the federal tax consequences of the transaction, if carried out in the manner outlined in the Agreement and in accordance with the above representations, will be as follows:

        1.The transactions contemplated by the Agreement will qualify
        as a tax-free   "reorganization"  within the meaning of
        Section 368(a)(l) of the Internal   Revenue Code of 1986,
        as amended, and under the regulations promulgated thereunder.

        2.Disciplined and Value will each qualify  as a "party to a
        reorganization"    within the meaning of Section 368(b)(2).

            3. No gain or loss will be recognized by the shareholders of Value upon the distribution of shares of beneficial interest in Disciplined to the shareholders of Value pursuant to
      Section 354.

      4. Under Section 361(a) no gain or loss will be recognized by Value by reason of the transfer of its assets solely in exchange for shares of Disciplined.

      5. Under Section 1032 no gain or loss will be recognized by Disciplined by reason of the transfer of Value assets solely in exchange for shares of Disciplined.

            6. The stockholders of Value will have the same tax basis and holding period for the shares of beneficial interest in Disciplined that they receive as they had for the stock of Value that they previously held, pursuant to Sections 358(a) and 1223(1),respectively.

      7.    The securities transferred by Value to Disciplined will
      have the same tax   basis and holding period in the hands of
      Disciplined as they had for Value, pursuant to Sections
      362(b) and 1223(1), respectively.

Very truly yours,

/s/ Robert Meyer

Robert Meyer

Deloitte & Touche LLP
Suite 3600
Telephone. (303)292-5400
555 Seventeenth Street
Facsimile. (303) 312-4000
Denver Colorado 80202-3942

July 25, 1997

Oppenheimer Value Stock Fund
10200 East Girard Bldg. D
Denver, Colorado 80231

Dear Sirs:

We have reviewed the Agreement and Plan of Reorganization between Oppenheimer Value Stock Fund (Value) and Oppenheimer Disciplined Value Fund (Disciplined) which is attached as Exhibit B of Oppenheimer Disciplined Value Fund's Registration Statement under the Securities Act of 1933 on Form N-14 filed with the Securities and Exchange Commission on March 14, 1997 (the Agreement), concerning the acquisition by Disciplined of substantially all of the assets of Value solely for voting shares of beneficial interest in Disciplined, followed by the distribution of such shares in exchange for all of the outstanding shares of Value.

Section 368(a)(1)(C), IRC provides that, when determining whether the exchange is solely for stock, the assumption by Disciplined of a liability of Value shall be disregarded.

The management of Value has represented to us that there is no plan or intention by any shareholder of Value who owns 5% or more of the outstanding shares of Value and to the best of their knowledge, there is no plan or intention on the part of the remaining shareholders of Value to redeem, sell, exchange or otherwise dispose of a number of Disciplined shares received in the transaction that would reduce the shareholders' ownership of Disciplined shares to a number of shares having a value, as of the Exchange Date, of less than 50 percent of the value of all of the formerly outstanding shares of Value as of the same date.

Management of each fund has further represented to us that, as of the date of the exchange, both Disciplined and Value will qualify as regulated investment companies or will meet the diversification test of Section 368(a)(2)(F)(ii), IRC.

In our opinion, the federal tax consequences of the transaction, if carried out in the manner outlined in the Agreement and in accordance with the above representations, will be as follows:

        1.The transactions contemplated by the Agreement will qualify as a tax-free "reorganization" within the meaning of
        Section 368(a)(l) of the Internal Revenue Code of 1986, as amended, and under the regulations promulgated thereunder.

        2.Disciplined and Value will each qualify as a "party to a reorganization" within the meaning of Section 368(b)(2).

        3.No gain or loss will be recognized by the shareholders of Value upon the distribution of shares of beneficial interest in Disciplined to the shareholders of Value pursuant to Section 354.

        4.Under Section 361(a) no gain or loss will be recognized by Value by reason of the transfer of its assets solely in exchange for shares of Disciplined.

        5.Under Section 1032 no gain or loss will be recognized by Disciplined by reason of the transfer of Value assets solely in exchange for shares of Disciplined.

        6.The stockholders of Value will have the same tax basis and holding period for the shares of beneficial interest in Disciplined that they receive as they had for the stock of Value that they previously held, pursuant to Sections
        358(a) and 1223(1), respectively.

        7.The securities transferred by Value to Disciplined will have the same tax basis and holding period in the hands of Disciplined as they had for Value, pursuant to Sections
        362(b) and 1223(1), respectively.

Very truly yours,


/s/ Robert Meyer

Robert Meyer